                                                                     EXHIBIT 5.1

                        [LETTERHEAD OF SHAW PITTMAN LLP]

                               September 15, 2003

Saul Centers, Inc.
7501 Wisconsin Avenue, Suite 1500
Bethesda, Maryland 20814

        Re:     Registration Statement on Form S-3

Dear Ladies and Gentlemen:

        We have acted as counsel to Saul Centers, Inc., a Maryland corporation (the "Company"), in connection with a Registration Statement on Form S-3 (the "Registration Statement") filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended. The Registration Statement relates to the offering and sale from time to time of securities with an aggregate public offering price of up to $100,000,000. The securities offered and sold by the Company pursuant to the Registration Statement may be all or any combination of: (1) preferred stock, par value $.01 per share (the "Preferred Stock"), in any class or series, of the Company and (2) Preferred Stock represented by depositary receipts ("Depositary Shares"). The Preferred Stock and the Depositary Shares are together referred to herein as the "Securities." The Preferred Stock may be offered in any class or series and to the extent required will be offered and sold pursuant to Articles Supplementary or amendments to the Company's Articles of Incorporation, as amended, restated or supplemented, to be filed with the Maryland State Department of Assessments and Taxation ("SDAT"). Any Depositary Shares will be issued under one or more deposit agreements (each, a "Deposit Agreement"), each between the Company and a financial institution identified therein as the depositary (each, a "Depositary").

        For the purposes of this opinion, we have examined copies of the following documents:

        1.      The Registration Statement;

        2. The Articles of Incorporation of the Company, as amended, restated or supplemented (the "Articles of Incorporation"), as certified by the Maryland State Department of Assessments and Taxation ("SDAT") on September 11, 2003 and as certified to us by the Senior Vice President, Chief Financial Officer, Treasurer and Secretary of the Company as being in effect as of the date hereof;

        3. The Bylaws of the Company, as amended, restated or supplemented (the "Bylaws"), as certified to us by the Senior Vice President, Chief Financial Officer, Treasurer and Secretary of the Company as being in effect as of the date hereof;

        4. The minutes of the special meeting of the Board of Directors of the Company held on June 26, 2003 (the "Resolutions");

        5. A certificate of an officer of the Company dated as of the date hereof; and

        6. Such other documents, corporate records, certificates of public officials and other instruments as we have deemed necessary for the purposes of rendering this opinion.

        In our examination of the aforesaid documents, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the completeness and authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as certified, telecopied, photostatic or reproduced copies. In connection with the opinions expressed below, we have assumed that, at and prior to the time of the sale and delivery of any Securities pursuant to the Registration Statement, (i) the Board of Directors of the Company (or the committee of the Board or the officer authorized to act on behalf of the Company) will have duly established the rights, powers, privileges and preferences and other terms, if any, of any class or series, as applicable, of the Preferred Stock or the Depositary Shares, (ii) the Resolutions have not have been amended, modified or rescinded, (iii) the Registration Statement has been declared effective and no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings with respect thereto have been commenced or threatened, and (iv) there has not occurred any change in law materially adversely affecting the power of the Company to offer and sell the Securities or the validity of the Securities.

        We have also assumed that the terms of any Preferred Stock or Depositary Shares to be established subsequent to the date hereof, the offering, sale and delivery of any such Securities; and compliance by the Company with the rights, powers, privileges and preferences and other terms, if any, of such Preferred Stock or Depositary Shares will not at the time of such offering, sale and delivery violate or conflict with (i) the Articles of Incorporation, as then amended, restated and supplemented, and Bylaws, as then amended, restated and supplemented, of the Company, (ii) any provision of any license, indenture, instrument, mortgage, contract, document or agreement to which the Company is then a party or by which the Company is then bound, or (iii) any law or regulation or any decree, judgment or order then applicable to the Company. We have further assumed that the number of shares of Preferred Stock to be offered and sold pursuant to the Registration Statement will not at the time of such offering and sale exceed the amount of such class of capital shares authorized in the Articles of Incorporation, as then amended, restated or supplemented, and unissued (and not otherwise reserved for issuance) at such time. We have also assumed that prior to the offering and sale (i) in the case of Preferred Stock and Depositary Shares, as applicable, Articles Supplementary will have been filed with, and accepted for record by, SDAT and (ii) in the case of Depositary Shares, a Deposit Agreement will have been executed and delivered by the Company (and any other maker thereof). Notwithstanding anything herein to the contrary, we have also assumed that in no event will the combined aggregate purchase prices for the Securities to be offered pursuant to the Registration Statement exceed the registered amount of $100,000,000.

        To the extent that the obligations of the Company with respect to the Securities may be dependent upon such matters, we assume for purposes of this opinion that the other party under the Deposit Agreement for any Depositary Shares, namely the Depositary, is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; that such other party is duly qualified to engage in the activities contemplated by such Deposit Agreement; that such Deposit Agreement has been duly authorized, executed and delivered by the other party and constitutes the legal, valid and binding obligation of the other party enforceable against the other party in accordance with its terms; that such other party is in compliance with respect to performance of its obligations under such Deposit Agreement with all applicable laws and regulations; and that such other party has the requisite organizational and legal power and authority to perform its obligations under such Deposit Agreement.

        Based upon, subject to and limited by the foregoing, we are of the opinion that:

        1. Upon adoption by the Board of Directors or an authorized committee thereof of a resolution in form and content as required by applicable law, and upon issuance and delivery of and payment in the manner contemplated by, and in accordance with, the Registration Statement and the applicable prospectus supplement and by such resolution, the Preferred Stock (including any Preferred Stock represented by Depositary Shares) offered and sold pursuant to the Registration Statement will be validly issued, fully paid and nonassessable.

        2. The depositary receipts evidencing the Depositary Shares will constitute legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms when (i) the final terms of the depositary receipts and applicable Deposit Agreement have been duly established in accordance with the Articles of Incorporation and applicable law,
(ii) the Board of Directors or a duly authorized committee thereof has adopted a resolution, in form and content as required by applicable law, establishing or authorizing the establishment of the terms of the depositary receipts and applicable Deposit Agreement and duly authorizing the issuance and delivery of the depositary receipts and (iii) the depositary receipts have been duly executed and delivered by the Company and countersigned by the applicable depositary against a deposit of the Preferred Stock represented by the depositary receipts in accordance with the applicable Deposit Agreement and delivered to and paid for by the purchasers of the depositary receipts in the manner contemplated by, and in accordance with, the Registration Statement, the applicable prospectus supplement and such resolution.

        The opinions expressed above with respect to the enforceability of obligations may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights (including, without limitation, the effect of statutory and other law regarding fraudulent conveyances, fraudulent transfers and preferential transfers) and by the exercise of judicial discretion and the application of principles of equity, including, without limitation, requirements of good faith, fair dealing, conscionability and materiality (regardless of whether the Securities are considered in a proceeding in equity or at law). Such opinions shall be understood to mean only that if there is a default in performance of an obligation, (i) if a failure to pay or other damage can be shown and (ii) if the defaulting party can be brought into a court which will hear the case and apply the governing law, then, subject to the availability of defenses and to the exceptions set forth in the previous sentence, the court will provide a money damage (or perhaps injunctive or specific performance) remedy.

        This opinion is limited to the laws of the United States, the State of Maryland and the State of New York. Our opinion is rendered only with respect to the laws and the rules, regulations and orders thereunder that are currently in effect. We assume no obligation to advise you of any changes in the foregoing subsequent to the delivery of this opinion. We express no opinion as to compliance with any state securities laws, including the securities laws of the State of Maryland and the State of New York, or as to federal or state laws regarding fraudulent transfers. We render no opinions with respect to the law of any other jurisdiction. This opinion has been prepared for your use in connection with the filing of the Registration Statement.

        We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name therein under the caption "Legal Matters." The giving of this consent, however, does not constitute an admission that we are "experts" within the meaning of Section 11 of the Securities Act of 1933 (the "Act"), as amended, or within the category of persons whose consent is required by Section 7 of the Act.

                                                     Very truly yours,

                                                     /s/ Shaw Pittman LLP
                                                     ---------------------------
                                                     SHAW PITTMAN LLP